UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3610 Mavis Road
Mississauga, Ontario, Canada		L5C 1W2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 837-7295

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	TRSSF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2022, WDB Holding MI, Inc. (“WDB Holding”), a Delaware corporation and wholly-owned subsidiary of TerrAscend Corp., an Ontario Corporation (“TerrAscend”), along with Gage Growth Corp., a Canadian federal corporation and wholly-owned subsidiary of TerrAscend, and certain other subsidiaries of TerrAscend (collectively, the “Borrowers”), entered into a Joinder and Second Amendment to Credit Agreement and Security Agreements (the “Amendment”) with the lenders party thereto, Chicago Atlantic Admin, LLC (“Chicago Atlantic”), as administrative agent for the lenders and as collateral agent for the secured parties thereto. The Amendment amends that certain Credit Agreement dated as of November 22, 2021, as amended as of August 10, 2022 (the “Existing Credit Agreement” and as amended by the Amendment, the “Amended Credit Agreement”). Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings ascribed to them in the Amended Credit Agreement.

The Amended Credit Agreement provides for a senior secured term loan in an aggregate principal amount of $25.0 million plus, subject to obtaining the consent of the required lenders, non-committed incremental term loans of $30.0 million. TerrAscend and TerrAscend USA, Inc., a Delaware corporation and wholly owned subsidiary of TerrAscend, are guarantors under the Amended Credit Agreement.

Pursuant to the Amended Credit Agreement, the loan bears cash interest on $25.0 million at a per annum rate equal to the greater of (i) the Prime Rate plus 6.0%, and (ii) 13.0%. The loan matures on November 1, 2024.

The collateral securing the payment and performance of the obligations under the Amended Credit Agreement consists of a first priority security interest in the assets of each Borrower. The Borrowers also pledged their respective equity interests in their subsidiaries to the Collateral Agent for the benefit of the lenders.

The Amended Credit Agreement includes customary events of default including, but not limited to, failure to pay, breach of representations and warranties, breach of covenants, cross-default, judgments, insolvency, Change of Control, Material Adverse Effect, restraint of operations and the invalidity of any material regulatory licenses, in each case subject to customary exceptions and thresholds.

In connection with the entry into the Amendment, the Borrowers repaid $55.0 million outstanding principal amount under the Existing Credit Agreement, including $30.0 million using cash on hand and $25.0 million through borrowing pursuant to the Amended Credit Agreement.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which will be filed as an exhibit to TerrAscend’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	November 30, 2022	By:	/s/ Keith Stauffer
Keith Stauffer Chief Financial Officer